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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                                MINERA ANDES INC.
             (Exact Name of registrant as specified in its charter)

            Alberta, Canada                                    None
    (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                     Identification No.)


       3303 North Sullivan Road
          Spokane, Washington                                  99216
(Address of Principal Executive Offices)                    (Zip Code)


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                   MINERA ANDES INC. AMENDED STOCK OPTION PLAN
                              (Full title of plan)

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                                Allen V. Ambrose
                                    President
                                MINERA ANDES INC.
                            3303 North Sullivan Road
                            Spokane, Washington 99216
                     (Name and address of agent for service)

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                                 (509) 921-7322
          (Telephone number, including area code, of agent for service)

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                                  With copy to:

                              Ronald J. Lone, Esq.
                                 Stoel Rives LLP
                          One Union Square, 36th Floor
                              600 University Street
                         Seattle, Washington 98101-3197

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
                         Calculation of Registration Fee

=================================================================================================================
                                           Amount     Proposed Maximum         Proposed Maximum         Amount of
 Title of Securities                        to be       Offering Price                Aggregate      Registration
    to be Registered                   Registered       Per Share(1)(2)     Offering Price(1)(2)              Fee
-----------------------------------------------------------------------------------------------------------------
Common Stock, no par value       2,000,000 shares                $1.58               $3,160,000           $957.58

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based on the last sale price of the Common
     Stock of Minera Andes Inc. as reported on August 18, 1997, on The Alberta
     Stock Exchange, which was Cdn $2.20.

(2)  The currency exchange rate applied in calculating Proposed Maximum Offering
     Price Per Share and Proposed Maximum Aggregate Offering Price was the late
     New York trading rate of exchange, as reported by the Wall Street Journal for August 18, 1997, and was U.S. $1.00 = Cdn $1.39 or Cdn $1.00 = U.S.
     $0.72

                                  INTRODUCTION

     This Registration Statement on Form S-8 is filed by Minera Andes Inc. (the "Corporation") relating to 2,000,000 shares of the Corporation's common stock, no par value (the "Common Stock"), issuable upon exercise of stock purchase rights granted or to be granted pursuant to the Corporation's Stock Option Plan (the "Plan").


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
              ----------------------------------------------------

Item 1.  Plan Information. *

Item 2.  Registrant Information and Employee Plan Annual Information. *

* Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to
     Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.  Incorporation of Documents by Reference.

     The following documents, which previously have been filed by the Corporation with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

     (i) The Corporation's Registration Statement on Form 10-SB (Registration No.000-22731) containing audited financial statements for the year ended December 31, 1996, including any amendment thereto.

     All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

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
Item 6.  Indemnification of Directors and Officers.

     The Bylaws of the Corporation provide that no director or officer shall be personally liable for acts or omissions in the exercise of the powers and discharge of the duties of his or her office, excluding liability arising from such director's or officer's wilful neglect. In addition, the Bylaws provide that the Corporation shall indemnify a director or officer, former director or officer, and persons acting as director or officer of another corporation in which the Corporation is a shareholder at the request of the Corporation, against all monetary liabilities arising with respect to any action or proceeding to which such director or officer is a party, provided that the director or officer acted honestly and in good faith with a view to the best interests of the Corporation, and in the event of a criminal proceeding, that the director or officer had reasonable grounds for believing that his or her conduct was lawful. The Bylaws also provide that the Corporation may purchase and maintain insurance for the benefit of officers or directors against liabilities arising as a result of the Corporation's indemnification obligations. The limits on director and officer liability, the indemnification of directors and officers, and the purchase of insurance against indemnification liabilities provided for in the Bylaws of the Corporation are all subject to restrictions under the Alberta Business Corporations Act, as amended.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     4.1 Restated Articles of Incorporation of the Corporation (incorporated by reference to Exhibit 3.1 of the Corporation's Registration Statement on Form 10-SB (Registration No. 000-22731), filed on June 20, 1997, including any amendment filed for the purpose of updating such Registration Statement).

     4.2 Restated Bylaws of the Corporation (incorporated by reference to Exhibit 3.2 of the Corporation's Registration Statement on Form 10-SB (Registration No. 000-22731), filed on June 20, 1997, including any amendment filed for the purpose of updating such Registration Statement).

     4.3 Minera Andes Inc. Amended Stock Option Plan (incorporated by reference to Exhibit 10.21 of the Corporation's Registration Statement on Form 10-SB (Registration No. 000-22731), filed on June 20, 1997, including any amendment filed for the purpose of updating such Registration Statement).

     5    Opinion of Ogilvie and Company

     23.1 Consent of MacKay & Partners

     23.2 Consent of Ogilvie and Company (included in Exhibit 5)

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any additional material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to information contained herein;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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
                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on August 19, 1997.

                                       MINERA ANDES INC.



                                       By:  /s/ Allen V. Ambrose
                                           -------------------------------------
                                            Allen V. Ambrose
                                            President


     Each of the undersigned directors of MINERA ANDES INC. hereby constitutes and appoints Allen Ambrose, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and any other instruments or documents that said attorneys-in-fact and agents may deem necessary or advisable to enable Minera Andes Inc. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock of Minera Andes Inc., issuable pursuant to the Minera Andes Inc. Stock Option Plan, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities indicated below on the 19th day of August, 1997:

Signature and Title
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      /s/ Allen V. Ambrose                   /s/  Armand Hansen
----------------------------------     ------------------------------------
Allen V. Ambrose                       Armand Hansen, Director
President and Director



      /s/ John Johnson Crabb                 /s/ A.D. Drummond
----------------------------------     ------------------------------------
John Johnson Crabb, Director           A.D. (Darryl) Drummond, Director



      /s/ Bonnie L. Kuhn                     /s/ Allan J. Marter
----------------------------------     ------------------------------------
Bonnie L. Kuhn, Director               Allan J. Marter
                                       Director and Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit                                                             Sequentially
Number               Description                                   Numbered Page
------               -----------                                   -------------

 4.1       Restated Articles of Incorporation of the Corporation.......... *

 4.2       Restated Bylaws of the Corporation............................. *

 4.3       Minera Andes Inc. Amended Stock Option Plan.................... *

 5         Opinion of Ogilvie and Company................................. 7

23.1       Consent of MacKay & Partners................................... 9

23.2       Consent of Ogilvie and Company (included in Exhibit 5)......... 7

24         Power of Attorney (signature page) ............................ 5


*    Incorporated by reference. See sequentially numbered page 2.

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